CPI AEROSTRUCTURES 8-K

Exhibit 99.1

CPI Aerostructures Appoints Philip Passarello to Leadership Team as Chief Financial Officer

EDGEWOOD, NY – August 20, 2024 -- CPI Aerostructures, Inc. (“CPI Aero®” or the “Company”) (NYSE American: CVU) today announced that it has appointed Philip Passarello to the position of Chief Financial Officer.

Mr. Passarello has extensive experience in all aspects of financial functions including accounting, financial reporting, audit and compliance, treasury, and financial planning and analysis. His career spans more than 20 years in financial management, government compliance, strategic forecasting and systems implementation.

Prior to joining CPI Aero, Mr. Passarello served as Vice President of Finance for TTM Technologies, a Printed Circuit Board and Aerospace and Defense supplier where he was responsible for the financial functions and operational partnering for multiple locations comprising the Integrated Electronics business. TTM acquired Telephonics Corporation in June 2022 where he held various managerial and executive level positions for over 15 years. His experiences at Telephonics spanned multiple facets including system implementation and integration, strategic planning, analytics, business combinations and divestitures, process improvements, financial reporting and all areas of financial management. Earlier in his career, he spent 5 years at KPMG within their audit practice primarily focused on public companies. Philip holds a Bachelor of Business Administration degree in Accounting from Dowling College.

“The appointment of Philip Passarello aligns with our objectives of achieving best-in-class financial operations while augmenting CPI Aero's experienced aerospace leadership team. His proven record and leadership style will strengthen CPI Aero’s Finance team and we look forward to his contributions to our business,” said Dorith Hakim, President and CEO. “I want to personally thank Andrew Davis for his leadership and dedication to the Company since joining CPI Aero in 2021. We wish him all the best in his future endeavors.”

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance pod systems in both the commercial aerospace and national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release are forward-looking statements. The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2023 and subsequent reports filed with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Contacts:
Investor Relations Counsel	CPI Aerostructures, Inc.
LHA Investor Relations	Philip Passarello
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@lhai.com	ppassarello@cpiaero.com